Exhibit 10.3

SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
AND REAFFIRMATION OF GUARANTIES

          A.     THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND REAFFIRMATION OF GUARANTIES, dated as of October 23, 2009 (this “Seventh Amendment”), is entered into by and between Quixote Corporation, a Delaware corporation (the “Borrower”), whose address is 35 East Wacker Drive, Chicago, Illinois 60601, and Quixote Transportation Safety, Inc., Transafe Corporation, Energy Absorption Systems, Inc., Energy Absorption Systems (AL) LLC, Surface Systems, Inc., Nu-Metrics, Inc., and Highway Information Systems, Inc., as Subsidiary Guarantors, (each being referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), and Bank of America, N.A., a national banking association (the “Lender”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

R E C I T A L S:

          A.     Borrower and Lender entered into that certain Amended and Restated Credit Agreement, dated as of April 20, 2005 (the “Original Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of December 1, 2006, (the “First Amendment”), that certain Second Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of March 15, 2007 (the “Second Amendment”), that certain Third Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2007 (the “Third Amendment”), that certain Fourth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2008 (the “Fourth Amendment”), that certain Waiver, Fifth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of February 9, 2009 (the “Fifth Amendment”) and that certain Waiver, Sixth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of May 7, 2009 (the “Sixth Amendment”, and together with the Original Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Credit Agreement”) pursuant to which Credit Agreement Lender has made a Revolving Loan to Borrower evidenced by that certain Second Amended and Restated Revolving Loan Note, dated as of February 9, 2009, in the maximum principal amount of $15,000,000, executed by Borrower and made payable to the order of Lender (the “Revolving Note”).

          B.     In connection with the Original Credit Agreement, the Guarantors executed and delivered to Lender that certain Guaranty dated as of May 16, 2003 in favor of Lender, as amended by that Reaffirmation and Amendment of Subsidiary Guaranty dated as of April 20, 2005 (the “Guaranty”).

          C.     Borrower and the Guarantors have also requested, and Lender has agreed to, the modification of certain terms contained in the Credit Agreement as set forth herein, all pursuant to the terms and conditions hereinafter set forth herein.

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Guarantors and Lender hereby agree as follows:

A G R E E M E N T S:

          1.     RECITALS. The foregoing Recitals are hereby made a part of this Seventh Amendment.

          2.     DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

          3.     AMENDMENTS TO THE CREDIT AGREEMENT.

                   3.1     Section 1.1 of the Credit Agreement.

(a) The definition of “Revolving Loan Commitment” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan Commitment” means the obligation of the Lender to make Revolving Loans and to issue Letters of Credit in an aggregate amount not exceeding Five Million Dollars and 00/100 ($5,000,000) as such amount may be modified from time to time pursuant to the terms of this Agreement.

(b) The definition of “Revolving Loan Termination Date” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan Termination Date” means January 31, 2010.

(c) The definition of “Total Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Total Leverage Ratio” shall mean the ratio of (i) total Indebtedness (including Letters of Credit) to (ii) EBITDA measured on a trailing twelve month basis at the end of each fiscal quarter.

                 3.2      Section 7.4 of the Credit Agreement.

(a) Section 7.4(C) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(C)     Minimum EBITDA. The Borrower and its consolidated Subsidiaries shall have EBITDA of at least (a) $1,554,000 for the three month period ending September 30, 2009 and (b) $2,660,000 for the six month period ending December 31, 2009.

(b) Section 7.4(D) is hereby deleted in its entirety and replaced with the following:

(D)     Fixed Charge Coverage Ratio. For the fiscal quarters ending September 30, 2009 and December 31, 2009, Borrower and its consolidated Subsidiaries shall not permit the ratio (“Fixed Charge Coverage Ratio”) of (i) EBITDA, minus Capital Expenditures minus Patent Expenditures minus taxes paid in cash for such period to (ii) the sum of cash Interest Expense, plus scheduled payments of the principal portion of all other Indebtedness for borrowed money for such period (excluding payments on the Revolving Loans), as measured on a year to date basis, of not less than 1.0 to 1.0. For purposes of this Agreement, “Patent Expenditures” shall mean expenditures of a Person relating to its obtaining, acquiring and defending patents.

         3.3     Revolving Note. All references in the Credit Agreement to the Revolving Note in the form of “Exhibit G” to the Credit Agreement shall be deemed to be references to the Third Amended and Restated Revolving Note in the form of Exhibit A attached hereto and made a part hereof (the “Third Amended Note”).

          4.     REAFFIRMATION OF GUARANTIES. Each of the Guarantors hereby expressly (a) consents to the execution by Borrower and Lender of this Seventh Amendment, (b) acknowledges that the “Guaranteed Debt” (as defined in each of the Guaranties) includes all of the obligations and liabilities owing from Borrower to Lender, including, but not limited to, the obligations and liabilities of Borrower to Lender under and pursuant to the Credit Agreement, as amended from time to time, and as evidenced by the Revolving Note, as modified, extended and/or replaced from time to time, (c) reaffirms, assumes and binds themselves in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in their respective Guaranty, (d) agrees that all such obligations and liabilities under their respective Guaranty shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, and (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

          5.     REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Seventh Amendment, Borrower and each Guarantor hereby certifies, represents and warrants to Lender that:

         5.1     Organization. Borrower and each Guarantor is a corporation or a limited liability company duly organized, existing and in good standing under the laws of its state or organization with full and adequate corporate or limited liability power, as the case may be, to carry on and conduct its business as presently conducted. Borrower and each Guarantor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The Articles of Incorporation or Organization, as the case may be, Bylaws (other than an amendment to the By-laws of Borrower dated May 14, 2009) or Operating Agreement, as the case may be, Resolutions and Incumbency Certificate of Borrower and each Guarantor have not been changed or amended since the certified copies thereof were delivered to Lender in connection with the Original Credit Agreement and the First Amendment. The state issued organizational identification number for Borrower and each Guarantor is listed on Schedule I hereto. The exact legal name of Borrower and each Guarantor is as set forth in the preamble of this Seventh Amendment, and neither Borrower nor any Guarantor currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name. Neither Borrower nor any Guarantor will change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

         5.2     Authorization. Borrower and each Guarantor is duly authorized to execute and deliver this Seventh Amendment and Borrower is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

         5.3     No Conflicts. The execution and delivery of this Seventh Amendment and the performance by Borrower and each Guarantor of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of Borrower or any Guarantor or of any agreement binding upon Borrower or any Guarantor.

         5.4     Validity and Binding Effect. The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

         5.5     Compliance with Credit Agreement. The representation and warranties set forth in Section VI of the Credit Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to Lender and except for such changes as are specifically permitted under the Credit Agreement. In addition, other than as waived in Section 2 hereof, Borrower and each Guarantor has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby, including, but not limited to, those set forth in Section VII thereof.

         5.6     No Event of Default. As of the date hereof, no Event of Default under Section VII of the Credit Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

         5.7     No Subordinated Debt Default. As of the date hereof, no default under any of the documents evidencing or securing any of the Subordinated Debt, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under any of the documents evidencing or securing any of the Subordinated Debt, has occurred or is continuing.

5.8 Schedules to Credit Agreement. Other than as shown by the updated Schedules attached hereto as Exhibit B, the Schedules attached to the Credit Agreement are true and correct as of the date hereof.

          6.     CONDITIONS PRECEDENT. This Seventh Amendment shall become effective as of the date above first written after receipt by Lender of the following:

6.1 Seventh Amendment. This Seventh Amendment executed by Borrower, the Guarantors, and Lender.

6.2 Third Amended Note. The Third Amended Note executed by Borrower.

         6.3     Resolutions. A certified copy of Resolutions of the board of directors of Borrower and each Guarantor authorizing the execution, delivery and performance of this Seventh Amendment and related loan documents.

6.4 Certificate of Good Standing. Certificates of Good Standing for Borrower and each Guarantor from their respective jurisdictions of organization.

6.5 Other Documents. Such other documents, certificates and/or opinions of counsel as Lender may request.

          7.     GENERAL.

         7.1      Governing Law; Severability. This Seventh Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Credit Agreement and this Seventh Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this Seventh Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this Seventh Amendment.

         7.2     Successors and Assigns. This Seventh Amendment shall be binding upon Borrower, the Guarantors, and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, the Guarantors, and Lender and the successors and assigns of Lender.

         7.3     Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Credit Agreement, as amended hereby, the Revolving Note or any other Loan Document (collectively referred to herein as the “Claims”), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Credit Agreement as amended hereby, the Revolving Note, and/or any other Loan Documents, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

         7.4      Continuing Force and Effect of Loan Documents and Guaranty. Except as specifically modified or amended by the terms of this Seventh Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. Borrower, by execution of this Seventh Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents. Each of the Guarantors, by execution of this Seventh Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in Guaranty.

         7.5     Financing Statements. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

7.6 References to Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, or words of like import, and each reference to the

Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

         7.7     Expenses. Borrower shall pay all costs and expenses in connection with the preparation of this Seventh Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender or any affiliate or parent of Lender. Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Seventh Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

7.8 Counterparts. This Seventh Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[Signatures on following page]

          IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment to the Amended and Restated Credit Agreement and Reaffirmation of Guaranties as of the date first above written.

Borrower:

QUIXOTE CORPORATION,
a Delaware corporation, as Borrower

By:	/s/ Daniel P. Gorey

Name:	Daniel P. Gorey
Title:	Executive Vice President, Chief Financial Officer & Treasurer

Guarantors:

QUIXOTE TRANSPORTATION SAFETY, INC.
TRANSAFE CORPORATION ENERGY ABSORPTION SYSTEMS, INC.
ENERGY ABSORPTION SYSTEMS (AL) LLC SURFACE SYSTEMS, INC.
NU-METRICS, INC.
HIGHWAY INFORMATION SYSTEMS, INC.

By:	/s/ Daniel P. Gorey

Name:	Daniel P. Gorey
Title:	Executive Vice President, Chief Financial Officer & Treasurer

Lender:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Chris D. Buckner

Name:	Chris D. Buckner
Title:	Senior Vice President

Schedule I

Organizational Identification Numbers

CORPORATION	STATE	STATE ID

Quixote Corporation	Delaware	0720523

Quixote Transportation Safety, Inc.	Delaware	2803660

Transafe Corporation	Delaware	3197646

Energy Absorption Systems, Inc.	Delaware	0904033

Energy Absorption (AL) LLC	Delaware	3539333

Surface Systems, Inc.	Missouri	00157025

Nu-Metrics, Inc.	Pennsylvania	978728

Highway Information Systems, Inc.	Delaware	2867376

EXHIBIT A

THIRD AMENDED AND RESTATED REVOLVING LOAN NOTE

$5,000,000	Chicago, Illinois
October __, 2009

               FOR VALUE RECEIVED, the undersigned, QUIXOTE CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of Bank of America, N.A. and its registered assigns (the “Lender”), on the Revolving Loan Termination Date (as defined in the hereinafter defined Credit Agreement), the principal sum of Five Million Dollars and No/100 Dollars ($5,000,000.00), or, if less, the aggregate unpaid principal amount of all loans made by the Lender to the Borrower from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of April 20, 2005, between the Borrower and Lender as amended by the First Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties, dated as of December 1, 2006, that certain Second Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties, dated as of March 15, 2007, that certain Third Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2007, that certain Fourth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2008, that certain Waiver, Fifth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of February 9, 2009, that certain Waiver, Sixth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of May 7, 2009 and that certain Seventh Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of the date hereof (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”).

               The Borrower agrees to pay interest on the principal hereof remaining from time to time unpaid in accordance with Section 2.13 of the Credit Agreement.

               All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America at the Lender’s office at 135 South LaSalle Street, Chicago, Illinois 60603, in immediately available funds.

               This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, to which reference is made for a statement of those terms and provisions. Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership, or other court proceedings, or this Note be placed in the hands of attorneys for collection after maturity (by declaration or otherwise), the undersigned agrees to pay, in addition to principal and interest due and payable hereon, reasonable attorneys’ and collection fees.

               This Note constitutes a renewal and restatement of, and replacement and substitution for, that certain Second Amended and Restated Revolving Note, dated as of February 9, 2009 in the maximum principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Prior Note”). The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

[Signature on following page]

               IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written

QUIXOTE CORPORATION

By:
Name
Title:

Loans made by Bank of America, N. A. (the “Lender”) to QUIXOTE CORPORATION (the “Borrower”) under the Amended and Restated Credit Agreement, dated as of April 20, 2005, as amended, between the Borrower and Lender, and payments of principal received on the Note to which this Grid is attached:

Date	Amount of Loan	Amount of Principal Paid	Unpaid Balance	Notation By

THIRD AMENDED AND RESTATED REVOLVING LOAN NOTE

$5,000,000	Chicago, Illinois October 23, 2009

               FOR VALUE RECEIVED, the undersigned, QUIXOTE CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of Bank of America, N.A. and its registered assigns (the “Lender”), on the Revolving Loan Termination Date (as defined in the hereinafter defined Credit Agreement), the principal sum of Five Million Dollars and No/100 Dollars ($5,000,000.00), or, if less, the aggregate unpaid principal amount of all loans made by the Lender to the Borrower from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of April 20, 2005, between the Borrower and Lender as amended by the First Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties, dated as of December 1, 2006, that certain Second Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties, dated as of March 15, 2007, that certain Third Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2007, that certain Fourth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2008, that certain Waiver, Fifth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of February 9, 2009, that certain Waiver, Sixth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of May 7, 2009 and that certain Seventh Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of the date hereof (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”).

               The Borrower agrees to pay interest on the principal hereof remaining from time to time unpaid in accordance with Section 2.13 of the Credit Agreement.

               All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America at the Lender’s office at 135 South LaSalle Street, Chicago, Illinois 60603, in immediately available funds.

               This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, to which reference is made for a statement of those terms and provisions. Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership, or other court proceedings, or this Note be placed in the hands of attorneys for collection after maturity (by declaration or otherwise), the undersigned agrees to pay, in addition to principal and interest due and payable hereon, reasonable attorneys’ and collection fees.

               This Note constitutes a renewal and restatement of, and replacement and substitution for, that certain Second Amended and Restated Revolving Note, dated as of February 9, 2009 in the maximum principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Prior Note”). The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

[Signature on following page]

               IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written

QUIXOTE CORPORATION

By:	/s/ Daniel P. Gorey

Name	Daniel P. Gorey
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Loans made by Bank of America, N. A. (the “Lender”) to QUIXOTE CORPORATION (the “Borrower”) under the Amended and Restated Credit Agreement, dated as of April 20, 2005, as amended, between the Borrower and Lender, and payments of principal received on the Note to which this Grid is attached:

Date	Amount of Loan	Amount of Principal Paid	Unpaid Balance	Notation By